[ARTICLE] 5
[MULTIPLIER]   1,000
Part II.  Other information,   Item 6a.
Exhibit 11.1

                              INPUT SOFTWARE, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                (UNAUDITED)

                              Three Months Ended
                                 March 31,
                             -------------------
                               1999      1998
                             --------- ---------
Net income (loss)...........     $127   ($2,610)
                             ========= =========

Shares used in basic EPS
 calculation................    4,710     6,375

Dilutive effect of stock
 options....................       13        19
                             --------- ---------
Shares used in diluted EPS
 calculation................    4,723     6,394
                             ========= =========

Basic EPS...................    $0.03    ($0.41)

Diluted EPS.................    $0.03    ($0.41)
                             ========= =========
